                                                                  EXHIBIT (B)(2)

                                 PROJECT SONIC

                                PRESENTATION TO
                           THE INDEPENDENT COMMITTEE

                                  CONFIDENTIAL
                       PREPARED BY BZW CORPORATE FINANCE
                                 SEPTEMBER 1997

TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
I     Status Update.....................................................................    1
II    Valuation Analysis
      A  Valuation Summary..............................................................    2
      B   Offer Premium Analysis........................................................    3
      C  Share Price Performance........................................................    4
      D  Selected Comparable Publicly Traded Companies Analysis.........................    5
      E   Selected Comparable Transactions Analysis.....................................    6
      F   Discounted Cash Flow Analysis.................................................    7
III   Purchase Price Ratio Analysis.....................................................    8

Appendices
      A  Revised Financial Projections Summary..........................................    9
      B   Draft Fairness Opinion........................................................

                                 STATUS UPDATE

     -- On July 9, 1997, Anita Kopec resigned as President and Chief Executive
        Officer.

     -- Through July and June, respectively, Sonic's consolidated year-to-date financial performance was as follows:

                                                          1997 YTD              % DIFF V. BUDGET
                                                      -----------------       ---------------------
                                                      JULY        JUNE        JULY(1)       JUNE(2)
                                                      -----       -----       -------       -------
                                                                    (US$ IN MILLIONS)
Revenue                                               $49.0       $38.8         (18)%         (11)%
Operating Income                                        5.5         4.7         (41)%         (23)%
Net Income                                              3.0         2.6         (45)%         (26)%

---------------
(1) As provided by Sonic management.

(2) "PPI" of 2/97.

     -- On August 18, 1997, Sonic's management provided BZW with revised financial projections:

                                                           1997E                      1998E
                                                    --------------------       -------------------
                                                    REVISED        JULY        REVISED       JULY
                                                    -------       ------       ------       ------
                                                                  (US$ IN MILLIONS)
Revenue                                              $92.0        $105.7       $109.2       $124.1
EBIT                                                   7.0          16.1         11.9         21.3
Net Income                                             3.7           9.2          7.2         13.1
EPS                                                  $0.25        $ 0.63       $ 0.49       $ 0.89

           C According to Sonic's management, downward revisions in the projections can be attributed to:

               -- Revised view of Edunetics

               -- IBM contract

               -- Library business performance

               -- Harcourt budgeting philosophy

     -- On August 28, 1997, BZW met telephonically with James Levy, President of
        Harcourt's Education and Trade Group.

                              VALUATION SUMMARY(1)

                                          IMPLIED      REFERENCE MULTIPLES      INDICATIVE SHARE PRICE(7)
                                           OFFER      ----------------------    --------------------------
    VALUATION METHODOLOGY                MULTIPLES    LOW     MID(6)    HIGH     LOW       MID       HIGH
-----------------------------            ---------    ----    ------    ----    ------    ------    ------
                                               (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OFFER PRICE                               $ 14.50
COMPARABLE COMPANIES
Price to:
  LTM EPS(2)                   $ 0.59        24.6x    13.5x     24.1x   30.2x   $ 7.97    $14.22    $17.82
  1997E EPS                      0.64(3)     22.7     21.6      21.8    22.8     13.82     13.95     14.59
Enterprise Value to LTM:(2)
  Revenue                      $91.6          2.4x     0.9x      2.0x    2.3x   $ 4.84    $11.63    $13.76
  EBITDA                        18.7         11.9      4.7       8.8    10.1      5.31     10.58     12.21
  EBIT                          14.5         15.3      5.6      15.3    20.9      4.93     14.44     19.93
COMPARABLE TRANSACTIONS(4)                             1.1x      2.5x    3.0x   $ 6.25    $14.96    $18.04
DISCOUNTED CASH FLOW
  ANALYSIS(5)                                                                   $12.58    $15.29    $18.39

---------------
(1) As of 8/29/97.
(2) Sonic LTM through 6/30/97.
(3) I/B/E/S consensus mean estimate as of July 1997. Sonic's August 1997 projections reflect $0.25 1997E EPS.
(4) Based on completed comparable transactions and LTM revenues multiples.
(5) Estimated valuation using internal projections revised as of August 1997.
(6) Represents median for all methodologies except DCF. For DCF, represents the midpoint based on the range of terminal values and discount rates analyzed.
(7) Based on 6/30/97 balance sheet.

                             OFFER PREMIUM ANALYSIS

                                                                     AS OF HARCOURT ANNOUNCEMENT(1)
                                                                        ---------------------------
                                                                                 OFFER PREMIUM
                                                                       PRICE       AT $14.50
                                                                       ------    -------------
SONIC STOCK PRICE
  April 16, 1997(1)                                                    $10.50         38.1%
  1 Month Average(2)                                                    10.92         32.8%
  6 Month Average(2)                                                    11.20         29.5%
  1 Year Average(2)                                                     11.20         29.5%
1995-1997 ACQUISITION TRANSACTIONS(3)(4)
  1 Day Prior                                                                         24.4%
  4 Weeks Prior                                                                       39.3%
1995-1997 ACQUISITION OF REMAINING INTEREST TRANSACTIONS(3)
  1 Day Prior                                                                         18.8%
  4 Weeks Prior                                                                       25.3%

---------------
(1) On April 16, 1997, Harcourt announced its intention to offer to acquire the remaining interest in Sonic for $14.00.

(2) Average for period ended April 16, 1997.

(3) Source: Securities Data Corp. as of 8/97.

(4) Includes all announced acquisitions with transaction values between $100 million - $300 million.

              [GRAPH OF ONE YEAR INDEX V. S&P 500 AND COMP INDEX]

                8/23/96    10/15/96    12/5/96    1/28/97    3/20/97    5/12/97    7/2/97    8/22/97
                -------    --------    -------    -------    -------    -------    ------    -------
Comp Index(1)     100       101.96      103.62      99.11      85.15     86.78     101.57     100.98
STEK              100        97.73      100        102.27     110.23    113.64     128.41     131.82
S&P 500           100       105.33      111.6      114.69     117.33    125.58     135.53     138.46


                    [GRAPH OF ONE YEAR STOCK PRICE HISTORY]

                8/23/96    10/15/96    12/5/96    1/28/97    3/20/97    5/12/97    7/2/97    8/22/97
                -------    --------    -------    -------    -------    -------    ------    -------
STEK              11        10.75        11        11.25      12.13      12.5      14.13       14.5

              SELECTED COMPARABLE PUBLICLY TRADED COMPANIES(1)(2)

                                                                                                             ENTERPRISE VALUE
                                                             52 WEEK RANGE      EQUITY                    AS A MULTIPLE OF LTM:
                                                 CURRENT    ----------------    MARKET    ENTERPRISE    --------------------------
    COMPANY (TICKER)         FYE        LTM       PRICE      HIGH      LOW      VALUE       VALUE       REVENUES    EBITDA    EBIT
------------------------  ---------   --------   -------    ------    ------    ------    ----------    --------    ------    ----
                                                        (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sonic                      12/31/96    6/30/97   $ 13.88    $14.50    $10.50    $  203      $  213         2.3x      11.4x    14.7x
COMPARABLE PUBLIC
  COMPANIES
  Golden Books Family
    Entertainment (GBFE)   12/28/96    6/28/97   $  9.94    $13.38    $ 7.88    $  263      $  553         2.1x        nm      nm
  Houghton Mifflin Co.
    (HTN)                  12/31/96    6/30/97     34.69     37.00     22.63     1,047       1,723         2.3       10.1x    20.9x
  John Wiley & Sons
    (JW/A)                  4/30/97    4/30/97     32.44     35.38     26.63       528         574         1.3        7.8     14.9
  McGraw-Hill Companies
    (MHP)                  12/31/96    6/30/97     61.31     69.50     40.13     6,126       7,054         2.1        9.7     15.7
  Plenum Publishing
    (PLEN)                 12/31/96    6/30/97     44.00     45.50     33.00       169          96         1.8        4.7     5.6
  Scholastic Corp.
    (SCHL)                  5/31/97    5/31/97     34.25     78.50     20.75       559         847         0.9         nm      nm
Mean                                                                                                       1.8x       8.1x    14.3x
Median                                                                                                     2.0        8.8     15.3
High                                                                                                       2.3       10.1     20.9
Low                                                                                                        0.9        4.7     5.6
Sample                                                                                                       6          4       4

                           SHARE PRICE AS A MULTIPLE OF:
                          -------------------------------    PROJECTED
                                     CAL '97E    CAL '98E     EARNINGS
    COMPANY (TICKER)      LTM EPS     EPS(3)      EPS(3)     GROWTH(3)
------------------------  -------    --------    --------    ----------

                          <
Sonic                       23.7x      21.7x         na         12.5%
COMPARABLE PUBLIC
  COMPANIES
  Golden Books Family
    Entertainment (GBFE)      nm         nm          nm           na
  Houghton Mifflin Co.
    (HTN)                   30.2x      22.8x       19.1x        17.5%
  John Wiley & Sons
    (JW/A)                  21.9       21.8          na         20.0%
  McGraw-Hill Companies
    (MHP)                   26.4       21.6        19.3         12.0%
  Plenum Publishing
    (PLEN)                  13.5         na          na           na
  Scholastic Corp.
    (SCHL)                    nm         nm        18.5         15.0%
Mean                        23.0x      22.1x       19.0x        16.1%
Median                      24.1       21.8        19.1         16.8%
High                        30.2       22.8        19.3         20.0%
Low                         13.5       21.6        18.5         12.0%
Sample                         4          3           3            4

---------------
(1) Based on data from continuing operations. Excludes extraordinary and non-recurring items.
(2) As of 8/29/97.
(3) Based on I/B/E/S consensus mean estimates as of 8/25/97. For Sonic, estimate as of 7/97.
nm = Not meaningful.
na = Not available.

                        SELECTED COMPARABLE TRANSACTIONS

                                                                                                                       ENTERPRISE
                                                                                                TRANSACTION VALUE AS   VALUE AS A
                                                                                                   A MULTIPLE OF:      MULTIPLE
  DATE                             ACQUIROR/                                                    --------------------   OF:
 ANNOUNCED/                         TARGET                           TRANSACTION   ENTERPRISE     LTM(3)       BOOK    -------
 EFFECTIVE                TARGET BUSINESS DESCRIPTION                 VALUE(1)      VALUE(2)    NET INCOME     VALUE   REVENUE
---------   -------------------------------------------------------  -----------   ----------   ----------     -----   -------
                                                                            (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
7/2/97      Cinar Films Inc./                                          $  40.5       $ 40.5         17.0x(4)     na       1.9x
  7/29/97     Carson-Dellosa Publishing Corp.
              provider of educational materials for primary schools
6/30/97     Harlequin Enterprises (Torstar Corp.)/                       140.0        140.0           na         na       1.1
  7/22/97     Troll Communications LLC
              publishes and distributes children's books
11/13/96    IBM Corp./                                                   120.0         95.2        110.4        3.0 x     3.0
              Edmark
 12/17/96     publishes and distributes software educational
              packages to children and adults struggling with
              fundamental skills.
4/17/96     Harlequin Enterprises (Torstar Corp.)/                        33.0         33.0           na         na       3.0
  4/17/96     Tom Snyder
              publisher of educational software for elementary and
              middle grades
2/5/96      Tribune Co./                                                  82.0           na           na         na       2.6
  3/11/96     NTC Publishing Group
              publishes educationally-oriented materials
1/29/96     Tribune Co./                                                 200.0        197.2           na         na       2.9
  3/11/96     Educational Publishing
              publish educational materials
12/18/95    National Education Corp./                                     12.0         12.0           nm        1.1       2.1
  4/30/96     Edunetics
              researches, develops and supports computer
              network-based software systems at the middle and high
              school levels
8/28/95     Tribune Co./                                                  25.0         25.0           na         na       1.9
  8/28/95     Everyday Learning Corp.
              publish educational books
4/26/94     Harlequin Enterprises Ltd. (Torstar Corp.)/                   83.0         83.0           na         na       2.3
  5/31/94     Frank Schaffer Publications
              produces children's supplementary educational
              products
1/24/94     Tribune Co./                                                 100.0        100.0           na         na       2.9
  2/22/94     Wright Group
              publish books

Mean                                                                                                63.7x       2.0 x     2.4x
Median                                                                                              63.7        2.0       2.5
High                                                                                               110.4        3.0       3.0
Low                                                                                                 17.0        1.1       1.1
Sample                                                                                                 2          2        10


                                                    % PREMIUM PRIOR TO
  DATE                                                 ANNOUNCEMENT
 ANNOUNCE                     EBITDA      EBIT     ---------------------
 EFFECTIV  EBITDA     EBIT   MARGIN %   MARGIN %   1 DAY PRIOR   4 WEEKS
---------  ------     ----   --------   --------   -----------   -------

7/2/97       8.1x(4)    na     23.0%(5)    na            na          na
  7/29/97

6/30/97       na        na       na        na            na          na
  7/22/97

11/13/96    98.2        nm      2.8%       nm          35.5%       33.3%

 12/17/96

4/17/96       na        na       na        na            na          na
  4/17/96

2/5/96        na        na       na        na            na          na
  3/11/96

1/29/96       na        na       na        na            na          na
  3/11/96

12/18/95      na        na       na        na          53.1%       50.0%
  4/30/96

8/28/95       na        na       na        na            na          na
  8/28/95

4/26/94       na        na       na        na            na          na
  5/31/94

1/24/94       na        na       na        na            na          na
  2/22/94

Mean        53.2x       na     12.9%       na          44.3%       41.7%
Median      53.2        na     12.9%       na          44.3%       41.7%
High        98.2        na     23.0%       na          53.1%       50.0%
Low          8.1        na      2.8%       na          35.5%       33.3%
Sample         2         0        2         0             2           2

---------------
(1) Transaction Value = Equity Value
(2) Enterprise Value = Transaction Value + Net Debt
(3) LTM = Latest Twelve Months
(4) Multiple based on press account of fiscal 1998 projections.
(5) Estimated by BZW based on implied multiples.
nm = Not meaningful.
na = Not available.
Source: Securities Data Corp. and publicly available information.

                        DISCOUNTED CASH FLOW ANALYSIS(1)

TERMINAL VALUE BASED ON AVERAGE OF UNLEVERED NET INCOME, EBITDA AND REVENUE

                                                                          WACC
                                                   --------------------------------------------------
                                                   13.0%      14.0%      15.0%      16.0%      17.0%
                                                   ------     ------     ------     ------     ------
                                                      (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
PRESENT VALUE OF UNLEVERED FREE CASH
  FLOWS: 7/97-12/01E                               $ 41.0     $ 40.1     $ 39.1     $ 38.3     $ 37.4

PRESENT VALUE OF TERMINAL VALUE       MULTIPLE
2001E Unlevered Net Income               15.0x     $208.1     $200.0     $192.3     $185.0     $177.9
                                         17.5       242.8      233.3      224.4      215.8      207.6
                                         20.0       277.5      266.7      256.4      246.6      237.3

2001E EBITDA                              7.0x     $181.3     $174.3     $167.6     $161.2     $155.1
                                          8.0       207.2      199.2      191.5      184.2      177.2
                                          9.0       233.2      224.1      215.5      207.2      199.4

2001E Revenues                           1.50x     $160.2     $153.9     $148.0     $142.3     $136.9
                                         1.75       186.8      179.6      172.7      166.1      159.8
                                         2.00       213.5      205.2      197.3      189.8      182.6

Average Terminal Value                    LOW      $183.2     $176.1     $169.3     $162.8     $156.7
                                          MID       212.3      204.0      196.2      188.7      181.5
                                         HIGH       241.4      232.0      223.1      214.5      206.4

PV Enterprise Value(2)                    LOW      $214.1     $206.0     $198.3     $191.0     $183.9
                                          MID       243.2      234.0      225.2      216.8      208.8
                                         HIGH       272.3      262.0      252.1      242.7      233.7

Value per Share(2)(3)                     LOW      $14.56     $14.03     $13.52     $13.04     $12.58
                                          MID       16.48      15.87      15.29      14.74      14.21
                                         HIGH       18.39      17.71      17.06      16.44      15.85

---------------
(1) Estimated 1997E-2001E based on August 1997 internal projections.
(2) Estimated value as of 6/30/97.
(3) Assumes net debt of $10.1 million, 14.5 million shares outstanding and 0.7 million options with an average exercise price of $10.33.

                         PURCHASE PRICE RATIO ANALYSIS

                                                                            PURCHASE
                                                                              PRICE
                (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                 PER SHARE
                                                                        -----------------
        PURCHASE PRICE ANALYSIS                                              $ 14.50
          Premium to 4/16/97 Share Price ($10.50 per share)                     38.1%
        ENTERPRISE VALUE
          Aggregate Equity Value(1)                                          $ 212.0
          Net Debt(2)                                                           10.1
                                                                              ------
          Enterprise Value                                                   $ 222.1
                                                                              ======

                                                           FINANCIALS(3)
                                                           -------------
        ENTERPRISE VALUE TO REVENUES
          LTM                                                 $  91.6                2.4x
          1997E                                                  92.0                2.4
          1998E                                                 109.2                2.0
        ENTERPRISE VALUE TO EBITDA
          LTM                                                 $  18.7               11.9x
          1997E                                                  11.3               19.7
          1998E                                                  16.9               13.2
        ENTERPRISE VALUE TO EBIT
          LTM                                                 $  14.5               15.3x
          1997E                                                   7.0               31.7
          1998E                                                  11.9               18.7
        PRICE TO EPS
          LTM                                                 $  0.59               24.6x
          1997E                                                  0.25               58.0
          1998E                                                  0.49               29.6

---------------
(1) Assumes 14.5 million shares outstanding and 0.7 million options with a weighted average exercise price of $10.33. Assumes 40% marginal tax rate and treasury method repurchase of shares.
(2) As of 6/30/97.
(3) LTM through 6/30/97. 1997E and 1998E based on internal forecasts revised as of 8/97.

              APPENDIX -- REVISED FINANCIAL PROJECTIONS SUMMARY(1)

                                                 1997E                               1998E
                                    -------------------------------     -------------------------------
                                    REVISED      JULY      % CHANGE     REVISED      JULY      % CHANGE
                                    -------     ------     --------     -------     ------     --------
                                                (US$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Core Publishing.................   $77.6      $ 80.8        (4.0%)    $  89.2     $ 92.9        (4.0%)
  Summit..........................    11.0        11.8        (6.8%)       13.2       14.2        (6.8%)
  Edunetics.......................     3.4        13.1       (74.0%)        6.8       17.0       (60.0%)
                                     -----      ------      ------       ------     ------      ------
  Total Revenues..................   $92.0      $105.7       (13.0%)    $ 109.2     $124.1       (12.0%)

EBIT
  Core Publishing.................   $13.4      $ 16.5       (18.7%)    $  16.8     $ 18.7       (10.0%)
  Summit..........................    (0.0)        0.3      (104.3%)        0.6        1.1       (40.5%)
  Edunetics.......................    (6.4)       (0.8)     (751.5%)       (5.5)       1.5      (477.4%)
                                     -----      ------      ------       ------     ------      ------
  Total EBIT......................   $ 7.0      $ 16.1       (56.4%)    $  11.9     $ 21.3       (43.8%)

TOTAL NET INCOME..................   $ 3.7      $  9.2       (60.0%)    $   7.2     $ 13.1       (45.3%)
EARNINGS PER SHARE(2).............   $0.25      $ 0.63       (60.0%)    $  0.49     $ 0.89       (45.3%)

---------------
(1) Projections revised as of 8/97.
(2) Based on 14.7 million shares outstanding.

Source: Sonic Management

DRAFT

September [  ], 1997

Committee of Disinterested Directors of the
  Board of Directors
Steck-Vaughn Publishing Corporation
4515 Seton Center Parkway, Suite 300
Austin, TX 78759-8365

Gentlemen:

     You have requested us to provide our opinion with respect to the fairness, from a financial point of view and as of the date hereof, of the consideration to be received by holders of common stock, $.01 par value ("SVPC Common Stock"), of Steck-Vaughn Publishing Corporation ("SVPC"), other than Harcourt General, Inc. ("Harcourt"), National Education Corporation, a wholly-owned subsidiary of Harcourt ("NEC"), and SV Acquisition Corporation, a wholly-owned subsidiary of NEC ("SVAC"), pursuant to the Agreement and Plan of Merger dated as of September
  , 1997, by and among SVPC, Harcourt, NEC and SVAC (the "Agreement").

     The Agreement provides for the merger of SVAC with and into SVPC (the "Merger"). In the Merger, each outstanding share of SVPC's Common Stock, other than shares owned by Harcourt, NEC, SVAC or any other direct or indirect wholly-owned subsidiary of Harcourt or of SVPC, will be converted into the right
to receive $[     ] in cash, without interest (the "Merger Consideration").

     For purposes of this opinion we have: (i) reviewed financial information with respect to SVPC furnished to us by SVPC, including certain internal financial analyses and forecasts prepared by the management of SVPC; (ii) reviewed publicly available information regarding SVPC; (iii) held discussions with the senior management of SVPC and Harcourt concerning the business, past and current business operations, financial condition and future prospects of SVPC; (iv) reviewed the stock price and trading history of SVPC; (v) reviewed the valuations of publicly traded companies which we deemed comparable to SVPC and compared the financial terms of the Merger with such valuations; (vi) compared the financial terms of the Merger with other transactions which we deemed relevant; (vii) prepared a discounted cash flow analysis with respect to SVPC; (viii) reviewed the Agreement; and (ix) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

     In connection with our opinion, we have not, however, independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain, or assume any responsibility for obtaining, any independent appraisal of the properties or assets and liabilities of SVPC. With respect to the financial and operating forecasts of SVPC which we have reviewed, we have assumed that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of SVPC's management, and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of SVPC. This opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

     BZW has provided certain investment banking and corporate banking services to NEC from time to time, including the acquisition of NEC by Harcourt, and has received fees for those services. Furthermore, BZW has acted as financial advisor to the Committee of Disinterested Directors of the Board of Directors of SVPC in connection with the Merger, and is entitled to receive fees in that regard.

     Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of SVPC Common Stock, other than Harcourt, NEC and SVAC from a financial point of view.

                                          Very truly yours,

                                          BZW
                                          A division of Barclays Bank PLC

                                          By:
                                            ------------------------------------
                                            Richard J. Adubato
                                            Director

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